EX-99.CODE ETH

                  GABELLI ASSET MANAGEMENT INC. AND AFFILIATES

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                    JOINT CODE OF ETHICS FOR CHIEF EXECUTIVE
               AND SENIOR FINANCIAL OFFICERS OF THE GABELLI FUNDS

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                  Each investment company listed on Exhibit 1 hereto (each a
"COMPANY") is committed to conducting business in accordance with applicable laws, rules and regulations and the highest standards of business ethics, and to full and accurate disclosure -- financial and otherwise -- in compliance with applicable law. This Code of Ethics, applicable to each Company's Chief Executive Officer, President, Chief Financial Officer and Treasurer (or persons performing similar functions) (together, "SENIOR OFFICERS"), sets forth policies to guide you in the performance of your duties.

                  As a Senior Officer, you must comply with applicable law. You also have a responsibility to conduct yourself in an honest and ethical manner. You have leadership responsibilities that include creating a culture of high ethical standards and a commitment to compliance, maintaining a work environment that encourages the internal reporting of compliance concerns and promptly addressing compliance concerns.

                  This Code of Ethics recognizes that the Senior Officers are subject to certain conflicts of interest inherent in the operation of investment companies, because the Senior Officers currently or may in the future serve as Senior Officers of each of the Companies, as officers or employees of the investment advisor to the Companies or service providers thereof (the "ADVISOR") and/or affiliates of the Advisor (the "Advisory Group") and as officers or trustees/directors of other registered investment companies and unregistered investment funds advised by the Advisory Group. This Code of Ethics also recognizes that certain laws and regulations applicable to, and certain policies and procedures adopted by, the Companies or the Advisory Group govern your conduct in connection with many of the conflict of interest situations that arise in connection with the operations of the Companies, including:

         o the Investment Company Act of 1940, and the rules and regulation promulgated thereunder by the Securities and Exchange Commission (the "1940 ACT");

         o the Investment Advisers Act of 1940, and the rules and regulations promulgated thereunder by the Securities and Exchange Commission (the "ADVISERS ACT");

         o the Code of Ethics adopted by each Company pursuant to Rule 17j-1(c) under the 1940 Act (collectively, the "TRUST'S 1940 ACT CODE OF ETHICS");
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         o        one or more codes of ethics adopted by the Advisory Group that have been reviewed and approved by those trustees/directors (the "DIRECTORS") of each Company that are not "interested persons" of such Company (the "INDEPENDENT DIRECTORS") within the meaning of the 1940 Act (the "ADVISORY GROUP'S 1940 ACT CODE OF ETHICS" and, together with such Company's 1940 Act
                  Code of Ethics, the "1940 ACT CODES OF ETHICS");

         o the policies and procedures adopted by each Company to address conflict of interest situations, such as procedures under Rule 10f-3, Rule 17a-7 and Rule 17e-1 under the 1940 Act (collectively, the "CONFLICT POLICIES"); and

         o the Advisory Group's policies and procedures to address, among other things, conflict of interest situations and related matters (collectively, the "ADVISORY POLICIES").

The provisions of the 1940 Act, the Advisers Act, the 1940 Act Codes of Ethics, the Conflict Policies and the Advisory Policies are referred to herein collectively as the "ADDITIONAL CONFLICT RULES".

                  This Code of Ethics is different from, and is intended to supplement, the Additional Conflict Rules. Accordingly, a violation of the Additional Conflict Rules by a Senior Officer is hereby deemed not to be a violation of this Code of Ethics, unless and until the Directors shall determine that any such violation of the Additional Conflict Rules is also a violation of this Code of Ethics.

SENIOR OFFICERS SHOULD ACT HONESTLY AND CANDIDLY

                  Each Senior Officer has a responsibility to each Company to act with integrity. Integrity requires, among other things, being honest and candid. Deceit and subordination of principle are inconsistent with integrity.

                  Each Senior Officer must:

         o act with integrity, including being honest and candid while still maintaining the confidentiality of information where required by law or the Additional Conflict Rules;

         o comply with the laws, rules and regulations that govern the conduct of each Company's operations and report any suspected violations thereof in accordance with the section below entitled "Compliance With Code Of Ethics"; and

         o        adhere to a high standard of business ethics.
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CONFLICTS OF INTEREST

                  A conflict of interest for the purpose of this Code of Ethics occurs when your private interests interfere in any way, or even appear to interfere, with the interests of a Company.

                  Senior Officers are expected to use objective and unbiased standards when making decisions that affect each Company, keeping in mind that Senior Officers are subject to certain inherent conflicts of interest because Senior Officers of a Company also are or may be officers of other Companies and/or the Advisory Group (as a result of which it is incumbent upon you to be familiar with and to seek to comply with the Additional Conflict Rules).

                  You are required to conduct the business of each Company in an honest and ethical manner, including the ethical handling of actual or apparent conflicts of interest between personal and business relationships. When making any investment, accepting any position or benefits, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest with respect to each Company where you are receiving a personal benefit, you should act in accordance with the letter and spirit of this Code of Ethics.

                  If you are in doubt as to the application or interpretation of this Code of Ethics to you as a Senior Officer of a Company, you should make full disclosure of all relevant facts and circumstances to the Chief Compliance Officer of the Advisory Group (the "CCO") and obtain the approval of the CCO prior to taking action.

                  Some conflict of interest situations that should always be approved by the CCO, if material, include the following:

         o the receipt of any entertainment or non-nominal gift by the Senior Officer, or a member of his or her family, from any company with which a Company has current or prospective business dealings (other than the Advisory Group), unless such entertainment or gift is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

         o any ownership interest in, or any consulting or employment relationship with, of any of the Companies' service providers, other than the Advisory Group; or

         o a direct or indirect financial interest in commissions, transaction charges or spreads paid by a Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Senior Officer's employment by the Advisory Group, such as compensation or equity ownership.
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DISCLOSURES

                  It is the policy of each Company to make full, fair, accurate, timely and understandable disclosure in compliance with all applicable laws and regulations in all reports and documents that such Company files with, or submits to, the Securities and Exchange Commission or a national securities exchange and in all other public communications made by such Company. As a Senior Officer, you are required to promote compliance with this policy and to abide by such Company 's standards, policies and procedures designed to promote compliance with this policy.

                  Each Senior Officer must:

         o familiarize himself or herself with the disclosure requirements applicable to each Company as well as the business and financial operations of each Company; and

         o not knowingly misrepresent, or cause others to misrepresent, facts about any Company to others, including to the Directors, such Company's independent auditors, such Company's counsel, any counsel to the Independent Directors, governmental regulators or self-regulatory organizations.

COMPLIANCE WITH CODE OF ETHICS

                  If you know of or suspect a violation of this Code of Ethics or other laws, regulations, policies or procedures applicable to the Trust, you must report that information on a timely basis to the CCO or report it anonymously by following the "whistle blower" policies adopted by the Advisory Group from time to time. NO ONE WILL BE SUBJECT TO RETALIATION BECAUSE OF A GOOD FAITH REPORT OF A SUSPECTED VIOLATION.

                  Each Company will follow these procedures in investigating and enforcing this Code of Ethics, and in reporting on this Code of Ethics:

         o the CCO will take all appropriate action to investigate any actual or potential violations reported to him or her;

         o violations and potential violations will be reported to the Board of Directors of each affected Company after such investigation;

         o if the Board of Directors determines that a violation has occurred, it will take all appropriate disciplinary or preventive action; and

         o appropriate disciplinary or preventive action may include a letter of censure, suspension, dismissal or, in the event of criminal or other serious violations of law, notification of the Securities and Exchange Commission or other appropriate law enforcement authorities.
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WAIVERS OF CODE OF ETHICS

                  Except as otherwise provided in this Code of Ethics, the CCO is responsible for applying this Code of Ethics to specific situations in which questions are presented to the CCO and has the authority to interpret this Code of Ethics in any particular situation. The CCO shall take all action he or she considers appropriate to investigate any actual or potential violations reported under this Code of Ethics.

                  The CCO is authorized to consult, as appropriate, with the chair of the Governance Committee and with counsel to the affected Company, the Advisory Group or the Independent Directors, and is encouraged to do so.

                  The Board of Directors of the affected Company is responsible for granting waivers of this Code of Ethics, as appropriate. Any changes to or waivers of this Code of Ethics will, to the extent required, be disclosed on Form N-CSR, or otherwise, as provided by Securities and Exchange Commission rules.

RECORDKEEPING

                  Each Company will maintain and preserve for a period of not less than six (6) years from the date an action is taken, the first two (2) years in an easily accessible place, a copy of the information or materials supplied to the Boards of Directors pursuant to this Code of Ethics:

         o that provided the basis for any amendment or waiver to this Code of Ethics; and

         o relating to any violation of this Code of Ethics and sanctions imposed for such violation, together with a written record of the approval or action taken by the relevant Board of Directors.

CONFIDENTIALITY

                  All reports and records prepared or maintained pursuant to this Code of Ethics shall be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code of Ethics, such matters shall not be disclosed to anyone other than the Independent Trustees and their counsel, the Companies and their counsel, the Advisory Group and its counsel and any other advisors, consultants or counsel retained by the Directors, the Independent Directors or any committee of Directors.

AMENDMENTS

                  This Code of Ethics may not be amended as to any Company except in written form, which is specifically approved by a majority vote of the affected Company's Directors, including a majority of its Independent Directors.
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NO RIGHTS CREATED

                  This Code of Ethics is a statement of certain fundamental principles, policies and procedures that govern each of the Senior Officers in the conduct of the Companies' business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person or entity.
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                               ACKNOWLEDGMENT FORM

I have received and read the Joint Code of Ethics for Chief Executive and Senior Financial Officers of the Gabelli Funds, and I understand its contents. I agree to comply fully with the standards contained in the Code of Ethics and the Company's related policies and procedures. I understand that I have an obligation to report any suspected violations of the Code of Ethics on a timely basis to the CCO or report it anonymously by following the "whistle blower" policies adopted by the Advisory Group from time to time.


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                                    Signature


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                                    Date
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                                    EXHIBIT 1

                   LIST OF REGISTERED INVESTMENT COMPANIES

                       The Gabelli Asset Fund
                       Gabelli Blue Chip Value Fund
                       The Gabelli Convertible and Income Securities Fund Inc. The Gabelli Dividend & Income Trust
                       The Gabelli Equity Trust Inc.
                       The Gabelli Global Gold, Natural Resources & Income Trust The Gabelli Global Multimedia Trust Inc.
                       The Global Utility & Income Trust
                       Gabelli Gold Fund, Inc.
                       The Gabelli Growth Fund
                       Gabelli International Growth Fund, Inc.
                       The Gabelli Mathers Fund
                       The Gabelli Utilities Fund
                       The Gabelli Utility Trust
                       The Gabelli Value Fund Inc.

                   GABELLI CAPITAL SERIES FUNDS, INC.:
                       The Gabelli Capital Asset Fund

                   COMSTOCK FUNDS, INC.
                       Comstock Capital Value Fund
                       Comstock Strategy Fund

                   GABELLI EQUITY SERIES FUNDS, INC.:
                       The Gabelli Equity Income Fund
                       The Gabelli Small Cap Growth Fund
                       The Gabelli Woodland Small Cap Value Fund

                   GABELLI GLOBAL SERIES FUNDS, INC.:
                       The Gabelli Global Telecommunications Fund
                       The Gabelli Global Convertible Securities Fund The Gabelli Global Growth Fund
                       The Gabelli Global Opportunity Fund

                   GABELLI INVESTOR FUNDS, INC.:
                       The Gabelli ABC Fund

                   THE GABELLI MONEY MARKET FUNDS:
                       The Gabelli U.S. Treasury Money Market Fund

                   NED DAVIS RESEARCH FUNDS
                       Ned Davis Research Asset Allocation Fund
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                   THE TREASURER'S FUND, INC.
                       U.S. Treasury Money Market Portfolio
                       Domestic Prime Money Market Portfolio
                       Tax Exempt Money Market Portfolio
                       Global Money Market Portfolio
                       Limited Term Portfolio
                       Tax Exempt Limited Term Portfolio

                   THE WESTWOOD FUNDS:
                       Westwood Equity Fund
                       Westwood Intermediate Bond Fund
                       Westwood Balanced Fund
                       Westwood Cash Management Fund
                       Westwood SmallCap Fund
                       Westwood Income Fund
                       Westwood Mighty Mites Fund



      August 9, 2005